EXHIBIT NO. 21
                         SUBSIDIARIES OF THE REGISTRANT
                  SUBSIDIARIES OF UCI MEDICAL AFFILIATES, INC.


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

                                                                                Name Under Which
                                    State of Jurisdiction                         Subsidiary Does
Name of Subsidiary                      of Incorporation                                 Business


         UCI Medical Affiliates
         of  South Carolina, Inc.               South Carolina                                      Doctor's Care


         UCI Medical Affiliates
         of Georgia, Inc.                       South Carolina                                      Doctor's Care
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